Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
FlatWorld Acquisition Corp.

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated December 3, 2010, which report appears in the Prospectus, which is part of the Registration Statement on Form F-1, File No. 333-169860.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey December 9, 2010